EXHIBIT 11

           STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
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
                                 For the Three Months Ended March 31,
                                     1996                  1995
                            ----------------------  ----------------------
                                          Fully                   Fully
                              Primary    Diluted     Primary     Diluted
                            ----------  ----------  ----------  ----------
Weighted Average
  Shares Outstanding:

Common Stock                12,195,891  12,195,891  12,395,891  12,395,891
Shares Available
  Under Options                 90,516      90,516     192,123     192,123
                            ----------  ----------  ----------  ----------
Weighted Average Common
  and Common Equivalent
  Shares Outstanding        12,286,407  12,286,407  12,588,014  12,588,014
                            ==========  ==========  ==========  ==========
Net Income                    $147,634    $147,634     $64,344     $64,344
                            ==========  ==========  ==========  ==========
Earnings per Share               $0.01       $0.01       $0.01       $0.01
                            ==========  ==========  ==========  ==========

                                 For the Nine Months Ended March 31,
                                     1996                  1995
                            ----------------------  ----------------------
                                          Fully                   Fully
                              Primary    Diluted     Primary     Diluted
                            ----------  ----------  ---------  -----------
Weighted Average
  Shares Outstanding:

Common Stock               12,195,891  12,195,891  12,395,891  12,395,891
Shares Available
  Under Options               112,052     112,052     218,010     218,010
                           ----------  ----------  ----------  ----------
Weighted Average Common
  and Common Equivalent
  Shares Outstanding       12,307,943  12,307,943  12,613,901  12,613,901
                           ==========  ==========  ==========  ==========
Net Income                   $400,797    $400,797    $552,154    $552,154
                           ==========  ==========  ==========  ==========
Earnings per Share              $0.03       $0.03       $0.04       $0.04
                           ==========  ==========  ==========  ==========

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